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                                                                            23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ansell Healthcare Incorporated:

We consent to the use of our report with respect to Ansell Healthcare Incorporated included herein and the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG LLP

Columbus, Ohio
December 21, 1999